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                                                               Execution Version


                             RESTRUCTURING AGREEMENT
                             -----------------------


     This Restructuring Agreement ("Agreement") dated as of July 22, 2004 is made and entered into by and among Continental Global Group, Inc., a Delaware corporation (the "Company"), N.E.S. Investment Co. ("N.E.S.") and Wayzata Investment Partners LLC ("Wayzata").

                                   BACKGROUND
                                   ----------

     A. Wayzata is a holder of, or investment manager or advisor for certain discretionary accounts that are holders or beneficial owners of, certain of the Old Notes (as defined below).

     B. The Company, Wayzata and N.E.S. have entered into that certain Forbearance Agreement, dated as of April 26, 2004 (as amended) (the "Forbearance Agreement"), pursuant to which, among other things, Wayzata agreed to forbear from exercising certain rights and remedies under or with respect to Old Notes owned or controlled by Wayzata while the parties are negotiating the Restructuring (as defined below).

     C. The Company, Wayzata and N.E.S. desire to effectuate the Restructuring.

     D. The Company and N.E.S. desire that Wayzata (i) continue to forbear from exercising certain rights and remedies under or with respect to the Old Notes owned or controlled by Wayzata while the parties are effectuating the Restructuring, (ii) agree to vote as requested by the Company in connection with the Consent Solicitation and (iii) agree to tender the Wayzata Notes (as defined below) in connection with the Exchange, and Wayzata is willing to agree to such obligations in accordance with the terms of this Agreement.

          NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

          1. Definitions. Capitalized terms used in this Agreement and not defined elsewhere herein shall be defined as set forth below:

          "Closing Date" has the meaning set forth in Section 11 hereof.

          "Confidentiality Agreement" has the meaning set forth in Section 4(b) hereof.

          "Consent Solicitation" means the solicitation of the Holders by the Company for amendment of the Existing Indenture on the terms set forth in
Schedule 3 hereto.

          "Exchange" means the exchange of the Old Notes for the New Notes.

          "Exchange Offer" means the offer to be made by the Company to exchange the Old Notes for (i) cash (as provided in Section 5(d) hereof) and (ii) the New Notes on an exchange ratio of $65 in aggregate principal amount of New Series A Notes and $10 in aggregate

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principal amount of New Series B Notes for each $120 in aggregate principal amount of Old Notes duly tendered and not withdrawn pursuant to the Exchange Offer.

          "Existing Indenture" means the Indenture, dated as of April 1, 1997, among the Company, each Subsidiary Guarantor (as defined therein) and Wells Fargo Bank Minnesota, N.A. (as successor to Norwest Bank Minnesota, National Association), as trustee, relating to the Old Notes.

          "Forbearance Agreement" has the meaning set forth in Recital B to this Agreement.

          "Guarantee" has the meaning set forth in the Existing Indenture.

          "Holder" has the meaning set forth in the Existing Indenture.

          "Indebtedness" has the meaning set forth in the Existing Indenture.

          "Intercreditor Agreement" means an intercreditor agreement to be agreed to between Bank One, N.A. and the Trustee.

          "Initiation Date" means July 30, 2004.

          "New Notes" means the New A Notes and New B Notes.

          "New A Notes" means the Company's 9% Series A Senior Secured Notes, to be issued pursuant to the New Indenture, in the aggregate principal amount of up to Sixty Five Million Dollars ($65,000,000).

          "New B Notes" means the Company's 13% Series B Senior Secured Notes, to be issued pursuant to the New Indenture, in the aggregate principal amount of up to Ten Million Dollars ($10,000,000).

          "New Indenture" means the Indenture to be entered into among the Company, each Subsidiary Guarantor (as defined in the New Indenture) and Wells Fargo Bank Minnesota, N.A., as trustee, relating to the New Notes and containing the terms provided for in Schedule 2 hereto.

          "Old Notes" means the Company's 11% Series A Senior Notes due 2007 and the Company's 11% Series B Senior Notes due 2007 issued pursuant to the Indenture, in the aggregate principal amount of One Hundred Twenty Million Dollars ($120,000,000).

          "Person" means any individual or any partnership, corporation, joint venture, limited liability company or other unincorporated organization or entity or any association, trust, or governmental unit.

          "Restructuring" means the effectuation of the Exchange, including the execution and delivery of all documentation related to the Exchange Offer, Consent Solicitation and amendments to the Existing Indenture.

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           "Security Agreement" means a security agreement pursuant to which the Company grants to the Trustee, for the benefit of holders of the New Notes, a security interest in substantially all of its personal property.

             "Subsidiary" has the meaning set forth in the Existing
Indenture.

           "Transfer" means to directly or indirectly sell (through a direct sale or otherwise), pledge, assign, encumber, grant a proxy, grant an option with respect to, transfer or dispose of any participation or interest (voting or otherwise) in or enter into an agreement, voting trust, commitment or other arrangement to sell (through a direct sale or otherwise), pledge, assign, encumber, grant a proxy, grant an option with respect to, transfer or dispose of any participation or interest (voting or otherwise) in or the act thereof.

          "Trustee" means the trustee under the Existing Indenture and the New Indenture.

          "Wayzata Notes" means Notes in the aggregate principal amount set forth on Schedule 1 hereto.

          2. The Restructuring.The Restructuring will be effectuated pursuant to the following terms and conditions:

             (a) The Company shall use its reasonable commercial efforts to initiate the Consent Solicitation and Exchange Offer on or before the Initiation Date.

             (b) To the extent permitted by applicable law, the Exchange Offer shall be effectuated pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

             (c) The Company agrees to use its reasonable commercial efforts to do all things reasonably necessary and appropriate in connection with the Consent Solicitation and Exchange Offer, including filing any related documents with any governmental authority or regulatory body.

             (d) The Company agrees to consummate the Exchange Offer subject to the following conditions: (i) 100% of the issued and outstanding Old Notes are duly tendered, and not withdrawn (the "Minimum Condition"), (ii) the Company obtains the consent of Bank One, N.A. to the Restructuring in a form reasonably satisfactory to the Company, (iii) Wayzata submits consents with respect to all Wayzata Notes in connection with the Consent Solicitation amending the Old Indenture as provided in Schedule 3 hereto ,
     (iv) N.E.S. makes the cash payment provided in Section 5(a) hereof and irrevocably commits to make the payment provided in Section 5(b) hereof, and (v) the general conditions set forth in Schedule 4 and such other general conditions to the Exchange Offer as are customary in transactions of this type are satisfied. Notwithstanding anything herein to the contrary, the Company may waive, in its sole discretion, the Minimum Condition; provided, that, the Company may not waive the Minimum Condition without the written consent of Wayzata and N.E.S. in the event that

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     less than 95% in aggregate principal amount of the issued and outstanding Old Notes are duly tendered, and not withdrawn.

     3. The Terms of the New Indenture and New Notes. The New Indenture and New Notes will have the following terms and conditions:

             (a) Except as provided herein, the terms and conditions governing the New Indenture and the New Notes shall be substantially similar in all material respects to the terms and conditions governing the Old Indenture and the Old Notes.

             (b) Interest shall be paid on the New Notes as follows:

                  (i) with respect to the New A Notes, interest shall be paid semi-annually in arrears, in cash, at an interest rate equal to nine percent (9%) per annum, payable on each April 1 and October 1 until maturity, with interest accruing from April 1, 2004;

                  (ii) with respect to the New B Notes, interest shall be paid semi-annually in arrears, in-kind, at an interest rate equal to thirteen percent (13%) per annum, payable on each April 1 and October 1 until maturity with interest accruing from April 1, 2004; provided, however, the Company shall have the right to make interest payments on the New B Notes semi-annually, in cash, at the same rate and on the same terms as the interest payments on the New A Notes.

             (c) The New A Notes and New B Notes shall rank pari passu.

             (d) The New Notes shall be secured by a second priority security interest on the terms set forth in the Security Agreement and Intercreditor Agreement executed simultaneously with the Indenture and shall have a stated maturity of October 1, 2008.

             (e) Continental Conveyor & Equipment Company and Goodman Conveyor Company (the "Guarantor Subsidiaries") shall be guarantors of the New Notes on the same terms and conditions as the Guarantor Subsidiaries guaranteed the Old Notes.

             (f) Schedule 2 hereto sets forth the additional terms and conditions governing the New Indenture and the New Notes.

     4. Wayzata Covenants. Until the Restructuring is consummated or this Agreement is terminated in accordance with its terms:

             (a) Wayzata agrees (i) to forbear from enforcing any and all of its rights and remedies with respect to defaults under the Old Notes arisen or arising in respect of the covenants set forth in Sections 4.01, 4.03, and
     4.04 of the Existing Indenture or as a direct result of the transactions contemplated by this Agreement and (ii) to give a copy of this Agreement to the Trustee and to inform the Trustee that it is not authorized to take any action on behalf of Wayzata that is inconsistent with Wayzata's

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     agreements and obligations under this Agreement. Wayzata expressly consents to the Company's right to confirm such actions with the Trustee.

             (b) Wayzata agrees not to Transfer any Wayzata Notes, in whole or in part, unless (i) the Transfer is made in accordance with the terms of the Confidentiality Agreement dated January 8, 2004 (as amended by the Forbearance Agreement between the Company and Wayland Advisers, Inc. (as predecessor in interest to Wayzata) (the "Confidentiality Agreement") and by Section 24 hereof), and (ii) the transferee of such Transfer agrees to be bound by the terms of this Agreement with respect to any Wayzata Notes so transferred and executes a counterpart of this Agreement; provided, that, no Transfer will be permitted hereunder if such Transfer will have an adverse effect on the transactions contemplated hereby because of the character of the transferee or otherwise. Without limiting the generality of the foregoing, Wayzata agrees not to Transfer any Wayzata Notes if, as a result of such Transfer, any additional regulatory or other restrictions would be imposed on the Company in connection with the effectuation of the Restructuring, including the Consent Solicitation or the Exchange. Any Transfer of the Wayzata Notes in violation of the foregoing restriction shall be deemed null and void ab initio.

             (c) Wayzata agrees to submit consents with respect to all of the Wayzata Notes as requested by the Company in connection with the Consent Solicitation, provided that N.E.S. makes, or irrevocably commits to make, the cash payments provided for in Sections 5(a) and 5(b) hereof, and provided, further, that the effectiveness of such consent shall be subject to N.E.S. posting the letter of credit called for in Section 5(c), the Company obtaining the consent of Bank One, N.A. to the Restructuring on terms materially consistent with the term sheet provided to Wayzata prior to the date hereof, consummation of the Exchange and the making of the payment called for in Section 5(d)(i).

             (d) Wayzata agrees to tender all of the Wayzata Notes in the Exchange Offer, provided that N.E.S. makes, or irrevocably commits to make the cash payments provided for in Sections 5(a) and 5(b) hereof, and provided, further that the effectiveness of the tender shall be subject to N.E.S. posting the letter of credit called for in Section 5(c), the Company obtaining the consent of Bank One, N.A. to the Restructuring on terms materially consistent with the term sheet provided to Wayzata prior to the date hereof, consummation of the Exchange and the making of the payment called for in Section 5(d)(i).

             (e) Wayzata agrees not to take or suffer to be taken any act that could restrict or otherwise affect its or any other Holder's legal power, authority or right to vote all of the Wayzata Notes as requested by the Company in connection with the Consent Solicitation and tender all of the Wayzata Notes in the Exchange Offer.

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     5. N.E.S. Funding; Cash Payments to Holders of Old Notes.

        (a) On the Closing Date, N.E.S. shall remit Ten Million Dollars ($10,000,000) to the Company, which amount shall be in the form of a subordinated loan from N.E.S. to the Company or a contribution to capital, as determined by N.E.S. in its sole discretion.

        (b) Assuming that the Exchange Offer is consummated as herein provided, on the date that is one year from the Closing Date, N.E.S. shall remit Two Million Dollars ($2,000,000) to the Company, or at the direction of the Company, to the Trustee for the benefit of the holders of the New Notes, which amount shall be in the form of a subordinated loan from N.E.S. to the Company or a contribution to capital, as determined by N.E.S. in its sole discretion. If N.E.S. contributes amounts under Sections 5(a) and (b) as subordinated loans, such loans shall (x) bear interest at a rate of 9% per year which shall be payable, in-kind, semi-annually on April 1 and October 1, (y) mature one day following payment in full, in cash, of the New Notes, and be convertible, at the sole option of N.E.S., into equity, and (z) otherwise be consistent with the terms set forth on Exhibit A hereto.

        (c) On the Closing Date, N.E.S. shall provide to the Trustee a letter of credit, in a form and from an issuer reasonably satisfactory to the Trustee, in the face amount of Two Million Dollars ($2,000,000) in respect of N.E.S.' obligation to make the payment described in the first sentence of Section 5(b) hereto.

        (d) The Company shall pay as additional consideration to Holders who validly tender and do not withdraw their Old Notes (i) upon consummation of the Exchange Offer, an amount equal to $15.50 for each $120 in principal amount of Old Notes tendered and (ii) on the date that is one year from the Closing Date, an amount equal to $2 for each $120 in principal amount of Old Notes tendered.

     6. Representations and Warranties.

        (a) Each of the signatories to this Agreement represents and warrants to the other signatories to this Agreement that:

             (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or other power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

             (ii) the execution, delivery and performance by it of this Agreement do not and shall not (A) violate any provision of law, order, rule or regulation applicable to it or its certificate of incorporation or bylaws or other organizational documents or (B) conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it is a party or under its certificate of incorporation, bylaws or other governing instruments;

             (iii) the execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, the consent or approval of, notice to, or any other action with respect to, any Federal, state or other governmental authority or regulatory body, except for any filings or registrations or other actions required to be made with or to any Federal or state governmental authorities or regulatory bodies in connection with the effectuation of the Restructuring and the Exchange;

             (iv) assuming the due execution and delivery of this Agreement by each of the other parties hereto, this Agreement is its legally valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws; and

             (v) it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement and confirms that its decision to execute this Agreement has been based upon its independent investigation and evaluation of the matters contemplated hereby.

        (b) Wayzata further represents, warrants and covenants to the other signatories to this Agreement that:

             (i) as of the date of this Agreement, Wayzata is the beneficial owner of, or the investment adviser or manager for the beneficial owners of, the aggregate principal amount of the Wayzata Notes, with the sole power and authority to vote and dispose of the Wayzata Notes, Wayzata has no interest in, or rights with respect to, any other Old Notes, and, except as set forth on Schedule 5 hereto, the Wayzata Notes are owned free and clear of any liens, encumbrances, equities and claims;

             (ii) as of the date of this Agreement and for so long as this Agreement remains in effect, Wayzata has not entered, and will not enter, into any voting agreement (other than this Agreement) with any Person with respect to any of the Wayzata Notes, has not granted, and will not grant, to any Person any of the Wayzata Notes, has not deposited, and will not deposit, any Wayzata Notes in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting its legal power, authority or right to vote Wayzata Notes on any matter; and

             (iii) as of the date of this Agreement and for so long as this Agreement remains in effect, Wayzata is and will be an "Accredited Investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

     7. Condition to N.E.S.'s Funding Obligations. Notwithstanding anything to the contrary in this Agreement, N.E.S. shall have no obligation to make the cash payments to the Company provided in Section 5(a) or 5(b) hereof, or to post the letter of credit provided for in

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Section 5(c) hereof, unless ninety-five percent (95%) of the Holders of the Old
Notes shall have tendered in the Exchange Offer (and not withdrawn such tender).

     8. Tax Payment Agreement. N.E.S. and the Company and its subsidiaries will enter into a tax payment agreement substantially in the form of Exhibit B hereto.

     9. Treatment of Creditors. All debts and other obligations of the Company to other creditors of the Company will continue unimpaired.

     10. No Public Announcement. Wayzata agrees that it shall not make any announcement or disclosure regarding this Agreement or the transactions contemplated hereby without the prior written consent of the Company; provided, that, following commencement of the Exchange Offer, Wayzata may discuss with other parties any publicly available information regarding the Company or the Exchange Offer without consent of the Company.

     11. Closing. The Restructuring and Exchange Offer shall close (the "Closing") twenty full business days following commencement of the Exchange Offer at the offices of Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114, or at such other place and on such other date as shall be mutually agreed upon by the parties hereto; provided, however, if the Minimum Condition has not been satisfied, the Company may extend the Exchange Offer, in its sole discretion, for one ten business day period and, upon expiration of such extension, for an additional ten business day period with the consent of Wayzata (the "Closing Date").

     12. Good Faith. Each of the signatories to this Agreement agrees to cooperate fully and in good faith with each other to facilitate the performance by the parties of their respective obligations hereunder and the effectuation of the Restructuring and the Exchange, and to vote for, execute and deliver all documents and agreements necessary to effectuate, and otherwise support and implement, the Restructuring and the Exchange on or before the Closing Date.

     13. Termination of Agreement. This Agreement shall terminate and expire upon the earlier to occur of:

          (i)  mutual written consent of the Company, Wayzata and N.E.S.; and

          (ii) the later of 5:00 P.M. New York City time on July 30, 2004 or, if the Exchange Offer has been commenced and not terminated, the Closing Date;

provided, that, the obligations set forth in Sections 5(b), 5(d)(ii) and 23(a) hereof shall survive the Closing.


     14. Amendments and Modifications. This Agreement shall not be amended except by instrument in writing signed by each of the parties hereto.


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     15. Further Assurances. Each of the signatories to this Agreement hereby further covenants and agrees to execute and deliver all further documents and agreements and take all further action that may be reasonably necessary or desirable in order to enforce and effectively implement the terms and conditions of this Agreement.

     16. Complete Agreement. Except for the Confidentiality Agreement and the Forbearance Agreement, this Agreement constitutes the complete agreement among the signatories hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements and understandings with respect to the subject matter hereof. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intent of the signatories to this Agreement.

     17. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be (a) transmitted by hand delivery, (b) mailed by first class, registered or certified mail, postage prepaid, (c) transmitted by overnight courier, or (d) transmitted by telecopy, and in each case at the address set forth below:

          If to the Company:

          Continental Global Group, Inc.
          438 Industrial Drive
          Winfield, Alabama  35594
          Attention:  President
          Telephone:  (205) 487-6492
          Facsimile:  (205) 487-4233

          With copies to:

          Squire, Sanders & Dempsey L.L.P.
          4900 Key Tower
          127 Public Square
          Cleveland, Ohio  44114-1304
          Attention:  David A. Zagore
          Telephone:  (216) 479-8610
          Facsimile:  (216) 479-8780

          Milbank, Tweed, Hadley & McCloy LLP
          1 Chase Manhattan Plaza
          New York, New York  10005-1413
          Attention:  Dennis F. Dunne
          Telephone:  (212) 530-5000
          Facsimile:  (212) 530-5219

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          If to N.E.S.:

          N.E.S. Investment Co.
          6140 Parkland Boulevard
          Mayfield Heights, Ohio  44124
          Attention: Robert Tomsich
          Telephone: (440) 461-6000
          Facsimile: (440) 449-3112

          With a copy to:

          Morris, Nichols, Arsht & Tunnell
          P.O. Box 1347
          Wilmington, Delaware  19899
          Attention: A. Gilchrist Sparks, III
          Telephone: (302) 658-9200
          Facsimile: (302) 658-3989

          If to Wayzata:

          Wayzata Investment Partners LLC
          701 East Lake Street
          Wayzata, Minnesota 55391
          Attention: Blake Carlson
          Telephone: (952) 345-0708
          Facsimile: (952) 345-8901

          With a copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, NY  10019
          Attention: Scott K. Charles
          Telephone: (212) 403-1202
          Facsimile: (212) 403-2202

Notices mailed or transmitted in accordance with the foregoing shall be deemed to have been given upon receipt.

     18. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York applicable to contracts made and to be performed in the State of New York without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction.

     19. Waiver of Jury Trial. EACH OF THE SIGNATORIES TO THIS AGREEMENT WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

     20. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

     21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the signatories to this Agreement and their respective successors, permitted assigns, heirs, executors, administrators and representatives.

     22. Fees and Expenses. The Company agrees to pay all reasonable out-of-pocket fees and expenses incurred by N.E.S. and Wayzata in connection with the negotiation, execution and performance of this Agreement (including the effectuation of the Restructuring).

     23. Release.

        (a) In consideration of the agreements set forth herein and subject to paragraph (b) below, effective as of the Closing Date, each of the signatories hereto unconditionally releases, and forever discharges and acquits, each of the other signatories hereto, their parents, subsidiaries and affiliates and their respective directors, officers, executives, employees, attorneys, advisors, representatives and shareholders (the "Released Persons"), from all, and all manner of, actions, suits, debts, claims, duties, payment and performance of all obligations, liabilities and indebtedness of every kind, direct or indirect, determined or undetermined, at law or in equity, whether or not asserted or raised and existing or alleged to exist or to have existed, at any time, which such signatory ever had or has or may have at this time against any Released Person, arising out of, relating to, or incurred in connection with this Agreement, the Restructuring, the Consent Solicitation, the Exchange Offer, the Exchange, or any transaction entered into hereunder or thereunder or any action taken or omitted to be taken by the Released Persons hereunder or thereunder (except that this Section 23 shall not be effective with respect to any obligations relating to the New Notes) (collectively, the "Released Claims"). Subject to paragraph (b) below and notwithstanding any provision hereof to the contrary, the releases provided for in this Section 23 shall survive the Closing.

        (b) The release by a signatory hereto will not apply if and to the extent that any payment or delivery, in whole or in part, by or on behalf of another signatory hereto under or in connection with this Agreement, the Restructuring, the Consent Solicitation, the Exchange Offer or the Exchange is rescinded or must be otherwise restored, whether as a result of any proceedings in bankruptcy, insolvency or reorganization or otherwise, all as though such payment or delivery had not been made. Each signatory hereto hereby covenants not to sue or pursue any legal or equitable action against any other signatory hereto with respect to any Released Claim, and if any such signatory shall breach such covenant, then (i) such non-breaching signatory shall be entitled to collect from such breaching signatory all reasonable out-of-pocket costs and expenses, including attorneys' fees, losses, claims and damages, incurred by such non-breaching signatory that are directly related to the defense of such action and (ii) the release granted to such breaching signatory by such non-breaching signatory shall be void ab initio and shall be deemed never to have been given.


     24. Venue. For so long as this Agreement remains in effect and in the event that an involuntary case is commenced against the Company, Wayzata agrees that it shall not challenge any actions by the Company to change or otherwise transfer venue of such action.

     25. Confidentiality Agreement. Wayzata acknowledges that it is subject to all terms and conditions agreed to in that certain Confidentiality Agreement, provided, however, that such Confidentiality Agreement is hereby modified by changing the expiration date thereof wherever it appears therein to the sooner of the Closing Date or the date this Agreement is terminated in accordance with its terms.

     26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be as effective as delivery of a manually executed counterpart.

     27. No Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the signatories to this Agreement, and no other Person shall be a third-party beneficiary hereof. Nothing in this Agreement, express or implied, shall give to any Person other than the parties hereto any benefit or any legal or equitable right, remedy or claim under this Agreement.

     28. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     29. Consideration. It is hereby acknowledged by each of the signatories to this Agreement that no consideration (other than the obligations of the other parties under this Agreement) has been paid or shall be due or paid to the parties for their agreement to support the Restructuring in accordance with the terms and conditions of this Agreement.



                           [Signature Page To Follow]

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                  IN WITNESS WHEREOF, each of the parties has caused this
Agreement to be executed and delivered by its duly authorized officers as of the date first written above.



                                    CONTINENTAL GLOBAL GROUP, INC.


                                    By: /s/ J.L. Dickinson
                                       ---------------------------------
                                         Name: J.L. Dickinson
                                              --------------------------
                                         Title: Vice President
                                               -------------------------



                                    WAYZATA INVESTMENT PARTNERS LLC


                                    By: /s/ Blake M. Carlson
                                       ---------------------------------
                                         Name: Blake M. Carlson
                                              --------------------------
                                         Title: Authorized Signatory
                                               -------------------------



                                    N.E.S. INVESTMENT CO.


                                    By: /s/ Patrick J. Brainard
                                       ---------------------------------
                                         Name: Patrick J. Brainard
                                              --------------------------
                                         Title: Vice President
                                               -------------------------

                                   SCHEDULE 1
                                   ----------

                                  WAYZATA NOTES


       Wayzata Investment Partners LLC,                    $82,115,000
       as Manager and/or
       Agent, on behalf of
       various funds

                                   SCHEDULE 2
                                   ----------

                  ADDITIONAL TERMS AND CONDITIONS GOVERNING THE
                           NEW INDENTURE AND NEW NOTES



The New Indenture shall have substantially similar terms to the Existing Indenture, with the exceptions noted below. All definitions under the New Indenture shall be substantially the same as under the Existing Indenture, unless otherwise noted.



1. 3.07 - Optional Redemption. New Notes may be redeemed at any time, without premium.



2. 4.07 - Restricted Payments.

- The New Indenture shall forbid all payments to equity or subordinated debt prior to stated maturity and shall forbid all Investments that are not defined as "Permitted Investments."

- "Restricted Payments" shall not include payments permitted under the Tax Payment Agreement.

- Restricted Payments under the Management Agreement must be accrued and may not be paid in cash prior to, and must be subordinated to, the New Notes; provided, however, reasonable out-of-pocket expenses incurred on behalf of the Company shall be reimbursed as billed, subject to an annual cap of $50,000.

- Principal payments on all subordinated Indebtedness and Capital Lease Obligations prior to stated maturity shall be prohibited. Principal payments on term debt under the Company's Credit Facilities or Foreign Credit Facilities shall not be prohibited.



3. Permitted Investments.

- Limit consolidated capital expenditures by the Company and its domestic Subsidiaries to $2.0 million per year, plus any unused amounts attributable to prior years, subject to a maximum of $3.0 million in any one year. Notwithstanding the forgoing:

     - Investments up to $600,000 in value per year in new equipment purchases and financed with Capital Lease Obligations shall be excluded from limitation.

     - Up to $3.0 million in restructuring capital expenditures incurred within two years from Closing Date shall be excluded from limitation.

-    All existing Investments shall be Permitted Investments.

- New Permitted Investments in Persons that become both wholly-owned Subsidiaries and Guarantors and that are engaged in "Related Businesses" shall be subject to an aggregate $3.0 million. Any new Permitted Investments above $3.0 million may be made only on the condition that 75% of such investments shall be funded from the proceeds of new equity or subordinated indebtedness.

- New Investments of up to $1.5 million in Foreign Subsidiaries shall be Permitted Investments.

- Clauses (c), (g) and (h) in the definition of Permitted Investments shall be eliminated, except as consistent with and to the same extent as specified above.


4. 4.09 - Incurrence of Indebtedness.

- All existing Indebtedness (and any Permitted Refinancing Indebtedness thereof) shall be grandfathered. Permitted Indebtedness shall not include new Indebtedness incurred under general baskets clause (ix) of Section 4.09, nor Indebtedness incurred pursuant to the Fixed Charge Coverage Ratio test.

- The Company shall be permitted to incur additional Indebtedness only as follows:

         1) Indebtedness under the Credit Facilities, subject to an aggregate principal amount of the greater of (x) $60 million; and (y) the Borrowing Base;

         2) Indebtedness under the Foreign Credit Facilities, subject to an aggregate principal amount limit of the greater of (x) $15 million and
         (y) the Foreign Borrowing Base, provided that such Indebtedness shall not be guaranteed by or secured by any of the assets of the Company or the Subsidiary Guarantors.

         3) Capital Lease Obligations and related Indebtedness incurred under clause (v) of Section 4.09 shall be limited to amounts permitted under
         Section 4.07.


5. 4.10 - Asset Sales.

- All net Asset Sale proceeds must be used to pay-off obligations under Credit Facilities (if proceeds of Company or domestic subsidiary sale of assets) or Foreign Credit Facilities (if proceeds of foreign subsidiary sale of assets) or the New Notes; provided, however, the Company shall not be obligated to permanently reduce availability under the Credit Facilities or Foreign Credit Facilities in the event net Asset Sale proceeds are used to pay-off obligations thereunder; The Company shall not be permitted to reinvest net Asset Sale proceeds, even within one-year period provided for in Section 4.10.


6. 4.11 - Transactions with Affiliates.

- Affiliate Transactions with NESCO, Inc.; N.E.S. Investment Co.; Robert Tomsich; Edward Crawford; Donald Hastings; C. Wesley McDonald; and James Wert shall be prohibited; provided, however, prohibition on Affiliate Transactions shall not include the payment of director fees to independent directors or the reimbursement of ordinary and necessary out-of-pocket expenses incurred on behalf of the Company by such Affiliates or under the Management Agreement.

7. 4.12 - Liens.

- Clause (x) of definition of Permitted Liens shall be reduced from $5.0 million to $500,000.


8. 5.01 - Merger, Consolidation of Sale of Assets.

- Section shall be revised to permit merger of the Company and one or more guarantor subsidiaries, as well as a change in form of the Company and one or more subsidiaries form of organization from corporation to general or limited partnership or limited liability company; provided, however, neither the Company nor any domestic subsidiary may merge with or into any direct or indirect foreign subsidiary of the Company.

                                   SCHEDULE 3
                                   ----------

                        AMENDMENTS TO EXISTING INDENTURE



The following is a summary of the Proposed Amendments to the Existing Indenture. Proposed additions appear in square brackets "[" "]". Proposed deletions appear in square brackets with asterisk "*[" "]*". This summary is qualified in its entirety by reference to: (i) the relevant terms of the Existing Indenture, as currently in effect, and (ii) the proposed form of Supplemental Indenture containing the Proposed Amendments. Copies of the Existing Indenture and the form of Supplemental Indenture may be obtained from the Information Agent without charge upon written request directed to its address set forth in this Statement. The proposed form of Supplemental Indenture may be modified or supplemented prior to execution thereof in a manner that would not require additional consents.

       PROPOSED AMENDMENT TO ARTICLE 3 (REDEMPTION AND PREPAYMENT) OF THE
                               EXISTING INDENTURE

       Section 3.09. (Repurchase Offers) will be deleted in its entirety.

     PROPOSED AMENDMENTS TO ARTICLE 4 (COVENANTS) OF THE EXISTING INDENTURE

1.   Section 4.05. (Taxes) will be deleted in its entirety.

2. Section 4.06. (Stay, Extension and Usury Laws) will be deleted in its entirety.

3.   Section 4.07. (Restricted Payments) will be deleted in its entirety.

4. Section 4.08. (Dividends and Other Payment Restrictions Affecting Subsidiaries) will be deleted in its entirety.

5. Section 4.09. (Incurrence of Indebtedness and Issuance of Preferred Stock) will be deleted in its entirety.

6.   Section 4.10. (Asset Sales) will be deleted in its entirety.

7. Section 4.11. (Transaction with Affiliates) will be deleted in its entirety.

8.   Section 4.12. (Liens) will be deleted in its entirety.

9. Section 4.13. (Sale and Leaseback Transactions) will be deleted in its entirety.

10. Section 4.14. (Offer to Purchase Upon Change of Control) will be deleted in its entirety.

11.  Section 4.15. (Corporate Existence) will be deleted in its entirety.

12. Section 4.16. (Limitation on Issuances of Capital Stock of Wholly Owned Subsidiaries) will be deleted in its entirety.

13.  Section 4.17. (Business Activities) will be deleted in its entirety.

14. Section 4.18. (Additional Subsidiary Guarantees) will be deleted in its entirety.

15.  Section 4.19. (Payment for Consents) will be deleted in its entirety.

     PROPOSED AMENDMENT TO ARTICLE 5 (SUCCESSORS) OF THE EXISTING INDENTURE

Section 5.01. (Merger, Consolidation, or Sale of Assets) will be deleted in its entirety.

            PROPOSED AMENDMENT TO ARTICLE 6 (DEFAULTS AND REMEDIES)
                           OF THE EXISTING INDENTURE

Section 6.01. (Events of Default) will be amended as follows:


     SECTION 6.01. EVENTS OF DEFAULT.

                   Each of the following constitutes an "Event of Default:"

                   (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Senior Notes;

                   (ii) default in payment when due of principal of or premium, if any, on the Senior Notes;

                   *[(iii) failure by the Company or any Subsidiary to comply with the provisions described under Sections 3.09, 4.07, 4.09, 4.10,
          4.14 or 4.19 or Article 5 hereof;]*

                   [(iii)] *[(iv)]* failure by the Company or any Subsidiary for 60 days after notice to comply with its other agreements in this Indenture or the Senior Notes;

                   *[(v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (A)(i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) any principal of or premium, if any, or interest on such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness as to which a Payment Default shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;]*

                   *[(vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed within 60 days after their entry;]*

                   [(iv)] *[(vii)]* the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                    (i)   commences a voluntary case,

                    (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

                    (iii) consents to the appointment of a Custodian of it or
                          for all or substantially all of its property,

                    (iv) makes a general assignment for the benefit of its creditors, or

                    (v) admits in writing its inability generally to pay its debts as the same become due;

                   [(v)] *[(vii)]* a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case in which it is the debtor,

                    (ii) appoints a Custodian of the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any of its Significant Subsidiaries or any group of Subsidiaries that taken, taken together, would constitute a Significant Subsidiary, or

                    (iii) orders the liquidation of the Company or any of its
                          Subsidiaries,

          and the order or decree contemplated in clauses (i), (ii) or (iii), remains unstayed and in effect for 60 consecutive days; or

                   [(vi)] *[(ix)]* the termination of the Subsidiary Guarantee of any Subsidiary Guarantor for any reason not permitted by this Indenture, or the denial of any Person acting on behalf of any such Subsidiary Guarantor of its Obligations under any such Subsidiary Guarantee.

                   To the extent that the last day of the period referred to in clauses (i) [or] (iii), *[(iv) or (vi)]* of the immediately preceding paragraph is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clauses. Any "day" will be deemed to end as of 11:59 p.m., New York City time.

                                   SCHEDULE 4
                                   ----------

                               GENERAL CONDITIONS

(a) There shall have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offer, the Proposed Amendments or the exchange of Old Notes pursuant to the Exchange Offer (the "Exchange") by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which challenges the making of the Exchange Offer, the Proposed Amendments or the Exchange or in the reasonable judgment of the Company might directly or indirectly prohibit, prevent, restrict or delay consummation of the Exchange Offer, the Proposed Amendments or the Exchange or otherwise adversely affects in any material manner the Exchange Offer, the Proposed Amendments or the Exchange;


(b) There shall have occurred or be likely to occur any event affecting the business or financial affairs of the Company that, in the reasonable judgment of the Company, would or might prohibit, prevent, restrict or unduly delay consummation of the Exchange Offer, the Proposed Amendments or the Exchange;


(c) There shall have occurred (i) any general suspension of or limitation on trading in securities on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market (whether or not mandatory), (ii) a material impairment in the trading market for debt securities, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States or (vi) any significant adverse change in United States securities or financial markets generally or in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

(d) The Trustee shall have objected in any respect to, or taken any action that could, in the reasonable judgment of the Company, adversely affect the consummation of the Exchange Offer, the Exchange or the Company's ability to effect the Proposed Amendments, or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in soliciting the Consents to the Proposed Amendments (including the form thereof) or in making the Exchange Offer or in accepting the Old Notes tendered for exchange.

                                   SCHEDULE 5
                                   ----------

                    LIENS, ENCUMBRANCES, EQUITIES AND CLAIMS
                        WITH RESPECT TO THE WAYZATA NOTES


         1) Certain of the Wayzata Notes are held in leveraged funds and are subject to the security interest of the lenders to those funds; provided, however, such security interests do not limit Wayzata's power or authority to enter into this Agreement or perform its obligations hereunder.

                                   EXHIBIT A
                                   ---------


                TERMS OF SUBORDINATED N.E.S. INVESTMENT CO. NOTE

Any notes evidencing the loans from N.E.S. to the Company with respect to the funds advanced to the Company pursuant to the provisions of Sections 5(a) and 5(b) of this Agreement shall be on the following terms and such other customary terms as the parties may agree:

1) Indebtedness shall be subordinated in full to the New Notes and the Bank One Facility, and any Permitted Refinancing thereof ("Senior Debt"). The subordinated notes shall prohibit payment of any principal or interest payment and receipt of any distribution in liquidation/bankruptcy until Senior Debt is paid in full.

2) Interest on subordinated notes shall be payable in-kind at a rate of 9% per annum through maturity, and shall be paid semi-annually on April 1 and October 1 through maturity.

3) Subordinated notes shall mature one day following payment in full of the New Notes.

4) Subordinated notes shall be convertible into common equity at its then fair market value as reasonably determined by the Board of Directors of the Company.

5) Holders of the subordinated notes shall be subrogated to rights of the holders of the New Notes.

                                    EXHIBIT B
                                    ---------

                          FORM OF TAX PAYMENT AGREEMENT

                              TAX PAYMENT AGREEMENT

         WHEREAS, N.E.S. Investment Co. (Shareholder) is the sole Shareholder of Continental Global Group, Inc. (Global) and Global is the sole Shareholder of Continental Conveyor & Equipment Company (CC&E) and Goodman Conveyor Company (Goodman); Global, CC&E and Goodman (collectively the Subsidiaries, each individually - Subsidiary); each of the foregoing parties hereto; and

         WHEREAS, by virtue of the relationship described in Section 2, the taxable income of the Subsidiaries will be included in the income of Shareholder for federal income tax purpose, and the tax thereon is payable by Shareholder (or the affiliated group which includes Shareholder), and similar consequences may result for state or local tax purposes as well;

         NOW, THEREFORE, the consideration of the mutual promises herein exchanged and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the parties agree that the Subsidiaries shall each make estimated tax payments to Shareholder as set forth herein based on their respective earnings.

          1. To the extent Global and the Subsidiaries fulfill their obligations hereunder, Shareholder will pay to the relevant taxing authorities any tax liability relating to any Stand-Alone Tax.

          2. Within fifteen (15) days after the end of each calendar quarter Global shall make distributions to Shareholder relating to the federal, state, local and foreign income taxes relating to the Subsidiaries operations in an amount which is equal to the Stand-Alone Taxes for such quarter and the accrued and un-reimbursed Reimbursements, as described in Paragraph 3 below, provided that:

                  a) The Subsidiaries and Shareholder are, during the taxable period or any portion thereof to which the distribution relates, members of an affiliated group of corporations that file consolidated tax returns for federal income tax purposes; or the Subsidiaries have elected to be treated as Subchapter S corporations or qualified subchapter S subsidiaries for federal income tax purposes during the entire taxable period to which the distribution relates;

                  b) If the distributions made with respect to a calendar year exceed the actual Stand-Alone Tax for such calendar year (or as subsequently adjusted by taxpayer and the taxing authority, including by virtue of any carryback of losses, credits, etc. attributable to the Subsidiaries), the excess will be returned to Global not later than 45 days after the taxpayer has received the refund;

                  c) Distributions shall be made by Global with respect to state or local income taxes in a manner similar to federal income tax, but only to the extent that such state or local taxes are imposed on the Subsidiaries' income, but paid or payable by the Shareholder to the jurisdiction imposing such taxes on behalf of the Subsidiaries.

         3. Distributions that comply with the requirements of 1. above shall be made in one or more installments, including without limitation catch-up installments at or after the end of a month or tax year, installments after adjustments made by the Internal Revenue Service and installments made for Reimbursements.

         4. Definitions:

                  a) "Reimbursements" means an amount equal to the sum of interest and penalties imposed on the Shareholder as a result of an incorrect calculation by the Subsidiaries of the amount distributed to the Shareholder by the Subsidiaries, adjustments made by the IRS relating to the Subsidiaries, late tax distributions made by the Subsidiaries to such Shareholder. Notwithstanding the foregoing, Reimbursements shall not include any amount described in the preceding sentence to the extent such amount is as a result of, or directly attributable to, an action or inaction taken by the Shareholder.

                  b) "Stand-Alone Tax" means an amount (which shall never be less than zero) computed as of the end of any quarter for the total U.S. federal, state, local and foreign (but only to the extent that such state, local or foreign taxes are imposed on the Subsidiaries' income, but paid or payable by the Shareholder to the jurisdiction imposing such taxes on behalf of the Subsidiaries) income taxes for which the Shareholder would be liable if its income was only from the items of income, gain, loss, deduction or credit arising out of the Subsidiaries' business and operations for the period beginning on the first day of such quarter and ending on the last day of such quarter, determined on an annualized basis, provided that the amount for the final quarter of any year shall be adjusted for any difference between amounts provisionally and finally determined for prior quarters. The tax rates applied to such income are to be based on the maximum corporate, U.S. federal, state, local and foreign income tax rates imposed by Section 11 of the Internal Revenue Code of 1986, as amended and as it may be amended, and by the equivalent provisions of the state, local and foreign (but only to the extent that state, local, foreign taxes are imposed on the Subsidiaries' income, but paid or payable by the Shareholder to the jurisdiction imposing such taxes on behalf of the Subsidiaries) income tax laws. All of the preceding shall be computed without regard to phase-in and phase-out rules for minimum tax and alternative minimum tax, interest and penalties, but shall include any surtax, and shall reflect the benefits of the deductibility of state and local income taxes and allowable tax credits in effect for each of the respective taxable periods. The computation of Stand-Alone Tax shall give effect to any carrybacks or carryovers of losses, credits, etc. that would be available to the Subsidiaries on a separate return basis.

                  c) For the purposes of this Agreement, the term "Subsidiary" shall mean all present and future direct and indirect subsidiaries of Continental Global Group, Inc.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed effective as of the _______ day of ________________, 2004.


N.E.S. INVESTMENT CO.                       CONTINENTAL GLOBAL GROUP, INC.

By: ________________________________        By: ______________________________

Its:  _______________________________       Its: ______________________________


CONTINENTAL CONVEYOR &                      GOODMAN CONVEYOR
EQUIPMENT COMPANY                           COMPANY


By: ___________________________________     By: ______________________________

Its: ___________________________________    Its: ______________________________